Schedule 14A

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

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Applied Signal Technology, Inc.
(Name of Registrant as Specified in its Charter)

Applied Signal Technology, Inc.
James E. Doyle
Vice President-Finance, CFO
400 West California Avenue
Sunnyvale, CA 94086

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Applied Signal Technology, Inc.

Notice of Annual Meeting of Shareholders to Be Held March 15, 2006

To the Shareholders:

Notice is hereby given that the 2006 Annual Meeting of Shareholders of Applied Signal Technology, Inc. (the “ Company”) will be held at the Sheraton Hotel, located at 1100 N. Mathilda Avenue, Sunnyvale, California, on March 15, 2006, at 4:00 p.m. local time, for the following purposes:

1. To elect three (3) Class II directors to hold office until the 2008 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

2. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 31, 2006.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on January 24, 2006, are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof.

By Order of the Board of Directors

Sunnyvale, California February 15, 2006	Gary L. Yancey, President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Proxy Statement
2006 Annual Meeting of Shareholders

Applied Signal Technology, Inc.
400 West California Avenue
Sunnyvale, California 94086
(408) 749-1888

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Applied Signal Technology, Inc., a California corporation (the “Company”), of proxies for use at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on March 15, 2006, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and accompanying proxy are first being sent to shareholders on approximately February 15, 2006. The cost of the solicitation of proxies will be borne by the Company. The Board may use the services of the Company’s directors, officers, and others to solicit proxies, personally or by telephone. The Board may also arrange with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in so doing. The Annual Report to Shareholders for the fiscal year ended October 31, 2005, including financial statements, is being mailed to shareholders concurrently with the mailing of this proxy statement.

Voting Rights

Voting Rights. The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock. Only shareholders of record at the close of business on January 24, 2006, are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 11,675,594 shares of the Company’s common stock issued and outstanding. Each shareholder of record as of that date is entitled to one vote for each share of common stock held by him or her. The Company’s bylaws provide that a majority of all of the shares of common stock entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions, and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described.

Voting of Proxies. All shares represented by valid proxies received prior to the Annual Meeting will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. A shareholder who signs and returns a proxy will have the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or by appearing at the Annual Meeting and electing to vote in person.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of January 24, 2006, by (i) each shareholder who is known by the Company to own beneficially more than five percent of the outstanding common stock of the Company, (ii) each of the Company’s directors and director-nominees, (iii) the Chief Executive Officer and all other executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner and Nature of Beneficial Ownership (1)	Shares Beneficially Owned	Percent of Common Stock Outstanding (2)
Neuberger Berman LLC 605 Third Avenue New York, NY 10158-3698	1,526,996 (3)	13.2
Wellington Management Company LLP 75 State Street Boston, MA 02109	1,199,600 (4)	10.4
Kennedy Capital Management, Inc. 10829 Olive Blvd. St. Louis, MO 63141	1,116,036 (5)	9.9
Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112	1,013,655 (6)	8.8
Gary L. Yancey	256,775 (7)	2.2
Dr. John R. Treichler	226,221 (8)	1.9
Albert Ovadia	70,566 (9)	*
David Elliman	68,935 (10)	*
James E. Doyle	40,797 (11)	*
Stuart G. Whittelsey, Jr.	40,781 (12)	*
Renato F. Roscher, Jr.	54,318 (13)	*
John P. Devine	35,180 (14)	*
Bani M. Scribner, Jr.	31,322 (15)	*
Robert Richardson	30,000 (16)	*
Milton E. Cooper	17,500 (17)	*
Dr. Michael Ready	8,792 (18)	*
Robert Blanchard	3,133 (19)	*
Dr. Joseph Leonelli	506	*
Dr. John F. Pesaturo Jr.	0	*
Robert T. Teague	0	*
William B. Van Vleet III	0	*
All directors and executive officers as a group (17 persons) ____________	884,826 (20)	7.5
*Less than 1 percent

(1) Except as indicated in the footnotes to this table, the persons named in the table possess sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to joint tenancy, tenancy-in-common, or community property laws, where applicable. Unless otherwise indicated, the business address of each of the beneficial owners is 400 W. California Avenue, Sunnyvale, California 94086.

(2) Calculated on the basis of 11,675,594 shares of common stock outstanding as of January 24, 2006, provided that under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options, warrants, or other instruments. Any additional shares that a shareholder has the right to acquire within 60 days after January 24, 2006, are deemed to be outstanding for the purpose of calculating that shareholder’s percentage beneficial ownership.

(3) Based on information contained in Schedule 13F dated September 30, 2005, filed by Neuberger Berman LLC with the SEC on November 7, 2005. Includes 1,526,996 shares over which the holder has defined investment discretion and no voting authority.

(4) Based on information contained in Schedule 13G/A dated October 31, 2005, filed by Wellington Management Co. LLP with the SEC on November 10, 2005. Includes 1,199,600 shares over which the holder has sole investment discretion, of which shares holder has shared voting authority over 628,600 shares and shared dispositive power over 1,199,600.

(5) Based on information contained in Schedule 13G/A dated November 30, 2005, filed by Kennedy Capital Management, Inc. with the SEC on December 08, 2005. Includes 1,116,036 shares over which the holder has sole voting power and sole dispositive power.

(6) Based on information contained in Schedule 13G/A dated February 06, 2006, filed by Lazard Asset Management (US) with the SEC on February 06, 2006. Includes 1,013,655 shares over which the holder has sole investment discretion , of which 988,390 they have sole voting power and 1,1013,655 sole dispositive power. In addition, they hold more than 5% on behalf of AXA Equitable Life Insurance Co. Small Cap Value Portfolio.

(7) Includes 71,034 shares subject to options that are exercisable within 60 days of January 24, 2006.

(8) Includes 24,000 shares subject to options that are exercisable within 60 days of January 24, 2006.

(9) Includes 35,270 shares subject to options that are exercisable within 60 days of January 24, 2006.

(10) Includes 35,780 shares subject to options that are exercisable within 60 days of January 24, 2006, and 6,666 shares being held in Trust u/d Avery Rockfeller, and 10,604 shares being held in Bawd Foundation.

(11) Includes 39,021 shares subject to options that are exercisable within 60 days of January 24, 2006.

(12) Includes 35,780 shares subject to options that are exercisable within 60 days of January 24, 2006.

(13) Includes 20,701 shares subject to options that are exercisable within 60 days of January 24, 2006, and 8,046 shares indirectly owned by wife, and 17,151 shares subject to options that are exercisable within 60 days of January 24, 2006 which are held indirectly by wife.

(14) Includes 34,180 shares subject to options that are exercisable with 60 days of January 24, 2006.

(15) Includes 28,174 shares subject to options that are exercisable within 60 days of January 24, 2006.

(16) Includes 30,000 shares subject to options that are exercisable within 60 days of January 24, 2006.

(17) Includes 17,500 shares subject to options that are exercisable within 60 days of January 24, 2006.

(18) Includes 4,500 shares subject to options that are exercisable within 60 days of January 24, 2006, and 199 shares indirectly owned by wife.

(19) Includes 3,000 shares subject to options that are exercisable within 60 days of January 24, 2006.

(20) Includes 396,091 shares subject to options that are exercisable within 60 days of January 24, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who beneficially own more than 10 percent of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during fiscal year 2005, all such filing requirements applicable to our executive officers, directors, and more-than-10-percent shareholders were complied with, except that Mr. Roscher and Dr. Ready each filed one late Form 4.

Proposal One: Election of Directors

We have a classified Board of Directors consisting of two classes of directors, with each director serving a two-year term. The articles of incorporation and bylaws of the Company, as amended to date, provide that the number of directors shall be not less than six (6) nor more than eight (8), with the exact number of directors fixed within the limits specified by a resolution of the Board of Directors. The Board of Directors has set the number of directors at seven (7). The minimum or maximum number of directors may be changed only by amendment to the bylaws duly adopted by the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote and by a resolution duly adopted by the Board of Directors. Vacancies in the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

At the 2006 Annual Meeting, the term of the three Class II directors are up for election. The Board has designated three current directors as nominees for election at this meeting as Class II directors (Milton E. Cooper, Dr. John R. Treichler, and Stuart G. Whittelsey, Jr.). Directors elected at this meeting will serve until the 2008 Annual Meeting or until their respective successors are duly elected and qualified.

Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as the Board may designate.

If a quorum is present and voting, the three nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and “broker non-votes” will be counted as present for purposes of determining the presence of a quorum but will have no affect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

Set forth below is certain information with respect to the age and background for each of the nominees to be elected at this meeting:

Name	Positions with the Company	Age	Director Since
Class II directors:
Milton E. Cooper	Director	67	2004
Dr. John R. Treichler	Chief Technical Officer and Director	58	1984
Stuart G. Whittelsey, Jr.	Director	76	1990

Set forth below is certain information with respect to the age and background for each of our current directors whose terms expire at our 2007 Annual Meeting:

Class I directors:
John P. Devine	Director	68	1995
David Elliman	Director	55	1991
Robert Richardson	Director	59	2003
Gary L. Yancey	President, CEO, and Chairman of the Board	60	1984

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Two-Year Term Expiring at the 2008 Annual Meeting

Milton E. Cooper

Milton E. Cooper has been a director of the Company since March 2004. Mr. Cooper was the President of the Federal Sector of Computer Sciences Corporation from January 1992 through February 2001. He has also served in marketing and general management positions with IBM Corporation, Telex Corporation, and Raytheon Company. Mr. Cooper currently serves as a director and chairman of the board of Identix, Inc., a provider of fingerprint and facial recognition technology for identification of individuals, and EPlus, Inc., a business selling, leasing, and managing information technology and other assets.

Dr. John R. Treichler

Dr. John R. Treichler, a co-founder of the Company, has been a director and employee of the Company since its incorporation in 1984. He has served in the position of Senior Scientist since 1984 and as Chief Technical Officer since 1999. Prior to co-founding the Company, he worked at ARGOSystems, Inc. for seven years, most recently serving as a senior scientist in the Strategic Systems Division, and at Stanford University for three years in the Information Systems Laboratory. Prior to working at Stanford University, Dr. Treichler served for four years as an officer in the United States Navy.

Stuart G. Whittelsey, Jr.

Stuart G. Whittelsey, Jr. has been a director of the Company since 1990. Since April 1994, he has been a principal of his own consulting firm, Whittelsey Associates, which is engaged in corporate financial management. From July 1993 through April 1994, he was Chief Executive Officer of Lytton Gardens, Inc., a skilled nursing facility and seniors’ residence in Palo Alto, California. Prior to that, he was Chief Financial Officer for several high-technology firms, including Informix, Inc.; Acurex Corp.; Stanford Telecommunications, Inc.; and Watkins Johnson Company.

Directors Continuing in Office Until the 2007 Annual Meeting

John P. Devine

John P. Devine has been a director of the Company since May 1995. Mr. Devine served as Deputy Director, National Security Agency (NSA) for Technology and Systems from 1992 to 1995 and as Deputy Director, NSA for Research and Engineering from 1990 to 1992. From 1989 to 1990, Mr. Devine served as NSA Chief of Staff. Mr. Devine has been a consultant to the defense industry since his retirement from the NSA.

David Elliman

David Elliman has been a director of the Company since 1991. Mr. Elliman is a professional investor. He is a founding partner of Elmrock Partners, which, along with affiliates, specializes in private equity, marketable equity, structured finance, and asset securitization investments. Elmrock Partners was founded in 1982. Mr. Elliman serves on the boards of a number of private companies and is an Overseer of the College of Arts and Sciences of the University of Pennsylvania.

Robert Richardson

Robert Richardson has been a director of the Company since February 2003. From November 1997 to January 2000, Mr. Richardson was Chairman and Chief Executive Officer of Unitrode Corporation, a publicly traded semiconductor company, which was acquired by Texas Instruments, Inc. in 2000. From June 1992 to November 1997, Mr. Richardson was President of SVG Lithography (formerly Perkin-Elmer) in Connecticut, and then Vice President, New Business Development and Corporate Marketing for Silicon Valley Group. From 1988 to 1992, Mr. Richardson was the President and General Manager for the Santa Cruz Division of Plantronics, Inc., a manufacturer of communications equipment, and from 1985 to 1988, he was Director, Motorola New Enterprises. Mr. Richardson currently serves as director for a number of private technology companies.

Gary L. Yancey

Gary L. Yancey, a co-founder of the Company, has served the Company as President, Chief Executive Officer, and Chairman of the Board since the Company’s incorporation in January 1984. Prior to co-founding the Company, he was employed for ten years by ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, most recently serving as Director of the Strategic Systems Division; and for seven years prior to that time as an engineer with GTE Sylvania, Inc., a defense electronics company.

The Board has determined that all of the members of the Board continuing in office after this Annual Meeting are “independent directors” within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. (“NASD”), other than Mr. Gary L. Yancey and Dr. John R. Treichler, who are not considered independent because each is an executive officer of the Company.

Meetings of the Board of Directors and Board Committees

During fiscal year 2005, the Board of Directors held four meetings. The Board of Directors has an Audit Committee, Compensation Committee, and a Nominating and Governance Committee. During fiscal year 2005, the Audit Committee held nine meetings, the Compensation Committee held five meetings, and the Nominating and Governance Committee held four meetings. No director serving on the Board in fiscal year 2005 attended less than 75 percent of such meetings of the Board and the committees on which he serves.

Audit Committee. The members of the Audit Committee during fiscal year 2005 were Stuart G. Whittelsey, Jr. (Chairman), Milton E. Cooper, David Elliman, and Robert Richardson. The Audit Committee meets at least quarterly with the Company’s management and its independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, review the adequacy of accounting and financial controls, review the Company’s critical accounting policies, and review and approve any related party transactions. In addition, the functions of the Audit Committee include retaining the independent registered public accounting firm, reviewing their independence, reviewing and approving the planned scope of the Company’s annual audit, reviewing and approving any related fee arrangements, and reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm. The Audit Committee meets separately, at least once each quarter, with the independent registered public accounting firm. The Company maintains procedures for the receipt, retention, and handling of complaints, which the Audit Committee oversees. All of the members of the Audit Committee are independent directors within the meaning of applicable rules of the NASD and the Securities and Exchange Commission. The Board of Directors has determined that Mr. Whittelsey is an audit committee financial expert, within the meaning of Rule 4350 of the NASD.

A copy of the Audit Committee Charter adopted by the Board of Directors is filed herewith as Appendix A and is also available through our website at www.appsig.com/investor/charter_audit.htm.

Compensation Committee. The members of the Compensation Committee during fiscal year 2005 were David Elliman (Chairman), Stuart G. Whittelsey, Jr., John P. Devine, Robert Richardson, and Milton E. Cooper. The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, directors, and other executive officers of the Company; evaluates executive officer performance; approves all severance, retention, and change-in-control agreements with executive officers; and sets, reviews, and administers the compensation program for the executive officers and directors of the Company, including the grant of stock options to executive officers and directors. All of the members of the Compensation Committee are independent directors within the meaning of Rule 4200 of the NASD.

Nominating and Governance Committee. The members of the Nominating and Governance Committee during fiscal year 2005 were John P. Devine (Chairman), Robert Richardson, and Milton E. Cooper. The Nominating and Governance Committee determines the criteria for selecting new directors, considers qualified candidates for appointment and nomination for election to the Board of Directors, including candidates validly nominated by shareholders, and reviews and makes recommendations concerning qualification, appointment, and removal of committee members. In addition, the Committee oversees compliance with the Company’s Code of Business Conduct and Ethics, reviews compliance with corporate governance listing requirements established by NASDAQ, assists with annual Committee and Board self-assessments, and assists the Board in new and continuing director orientation and education. All of the members of the Nominating and Governance Committee are independent directors within the meaning of Rule 4200 of the NASD.

Director Nominations

The Company’s bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting. The Nominating and Governance Committee has adopted a policy regarding director nominations and regarding communications by shareholders with directors, including the process for evaluating director nominees proposed by shareholders. To date, the Company has not received any recommendations from shareholders requesting that the Nominating and Governance Committee (or any predecessor) consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

  the appropriate size of the Company’s Board of Directors and its Committees;
  the perceived needs of the Board for particular skills, background, and business experience;
  the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;
  nominees’ independence from management;
  applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;
  the benefits of a constructive working relationship among directors; and
  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert,” that a majority of the members of the Board meet the definition of “independent director” under NASDAQ rules, and that one or more key members of management participate as members of the Board.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. In addition, the Committee has in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees.

The Nominating and Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, 400 West California Avenue, Sunnyvale, CA 94086, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

  the candidate’s name, age, contact information, and present principal occupation or employment; and
  a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

Communication with Directors

Shareholders who wish to communicate with the Board of Directors may do so by writing to: Applied Signal Technology, Inc., Attention: Board of Directors, 400 West California Avenue, Sunnyvale, CA 94086. The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication contains commercial matters not related to the stockholder’s stock ownership, as determined by the Corporate Secretary in consultation with the Chief Executive Officer and legal counsel. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for any reason as soon as practicable.

Director Attendance at Annual Meetings

The Company makes every effort to schedule its Annual Meeting at a time and date to maximize attendance by directors taking into account the directors’ schedules. The Company believes that annual meetings provide an opportunity for shareholders to communicate with directors and has adopted a policy requesting that all directors make every effort to attend the Company’s Annual Meeting. Historically, more than a majority of the directors have done so; for example, 100% of the directors attended the 2005 Annual Meeting.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a charter for each of the committees described above, as well as a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors. Links to these materials are now available on our website at www.appsig.com/investor/ethics.htm. To date, there have not been any waivers by the Company of the code of ethics. Any amendments to, or waivers under, the code of ethics that are required to be disclosed by the rules of the SEC will be disclosed on the Company’s website.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Compensation Committee, Messrs. Elliman, Cooper, Devine, Richardson, and Whittelsey, are each independent directors and are not and have never been employees or officers of the Company or of any company on which an executive officer of the Company serves as a member of the board of directors.

Report of the Audit Committee of the Board of Directors for Fiscal Year 2005

The Audit Committee consists of four directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for the NASDAQ Stock Market and the applicable rules of the Securities and Exchange Commission. The Audit Committee assists the Board in the general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee has responsibility for retaining the independent registered public accounting firm, reviewing their independence, reviewing and approving the planned scope of the Company’s annual audit, reviewing and approving any related fee arrangements with them, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of the Company’s accounting and financial controls, reviewing the Company’s critical accounting policies, and reviewing and approving any related party transactions. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

In fiscal 2005, management completed the documentation, testing, and evaluation of the Company’s system of internal controls over financial reporting. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management. The Committee also holds regular private sessions with Ernst & Young to discuss their audit plan for the year, the financial statements, and risks of fraud. At the conclusion of the process, management provides the Committee with (and the Committee reviews) a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviews the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its integrated audit of the Company’s fiscal 2005 (i) consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”

The Audit Committee has received from Ernst & Young LLP a formal written statement describing all relationships between the auditors and the Company that might bear on Ernst & Young LLP’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the registered independent public accounting firm’s independence.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and detailed as to the particular service or category of services. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2005 and 2004.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2005 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2006.

AUDIT COMMITTEE

Stuart G. Whittelsey, Jr., Chairman
Milton E. Cooper
David Elliman
Robert Richardson

Proposal Two: Ratification of Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Ernst & Young LLP to serve as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2006. Ernst & Young LLP has acted in such capacity since its appointment in fiscal year 1985. Representatives of Ernst & Young LLP who will be present at the Annual Meeting will be given the opportunity to make a statement if the representatives desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Ernst &Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may appoint a different firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees and services billed by Ernst & Young LLP to Applied Signal Technology, Inc. for the fiscal years ended October 31, 2005 and 2004.

	Fiscal Year 2005	Fiscal Year 2004
Audit Fees	$1,329,000	$600,500
Audit-Related Fees	$60,150	$77,600
Tax Fees	$0	$0
Non Audit-Related Fees	$262,908	$0
Total Fees	$1,652,058	$678,100

Audit and Audit-Related Fees

Audit fees billed for services rendered in connection with the audit of the Company’s annual financial statements were $430,000 and $499,000 for fiscal years 2005 and 2004, respectively. Fees billed for the audit of the effectiveness of our internal controls over financial reporting were $650,000 for fiscal year 2005. Fees billed for the review of the interim financial statements included in quarterly reports were $99,000 and $90,000 for fiscal years 2005 and 2004, respectively. Fees billed for S-8 filings and proxy statement reviews during fiscal years 2005 and 2004 were $10,000 and $11,500, respectively. Fees billed for purchasing accounting audit services and review of the Form 8-K related to the DTI acquisition was $140,000 for fiscal year 2005.

The audit-related fees billed for fiscal years 2005 and 2004 were for the review of documentation prepared in anticipation of compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and were $60,150 and $68,600, respectively. In fiscal year 2004, audit-related fees also included $9,000 for advisory services in connection with correspondence with the Securities and Exchange Commission.

Tax Fees

There were no tax fees billed by Ernst & Young LLP during fiscal year 2005 or 2004, as the Company has retained another accounting firm to provide tax advice.

During fiscal year 2005, there were no fees billed by Ernst & Young LLP for financial information systems design and implementation.

Non Audit-Related Fees

The non audit-related fees billed for the review of the acquisition of DTI was $262,908 during fiscal year 2005.

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining such auditor’s independence.

Policy on Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and detailed as to the particular service or category of services. The independent auditor and management periodically report to the Audit Committee regarding the extent of the services provided by the independent auditors in accordance with this approval policy.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any affect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Equity Compensation Plan Information

The Company currently maintains five compensation plans that provide for the issuance of common stock to officers and other employees, directors, and consultants. These consist of the 1991 Stock Option Plan, 1993 Employee Stock Purchase Plan, 2001 Stock Option Plan, and 2004 Stock Incentive Plan, which have been approved by shareholders, and the 2000 Stock Option Plan (the “2000 Plan”), which has not been approved by shareholders. The 1991 Stock Option Plan expired in January 2001. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of October 31, 2005.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders
1991 Stock Option Plan	275,099	$9.41	—
1993 Employee Stock Purchase Plan	—	—	560,387
2001 Stock Option Plan	409,112	$13.62	24,227
2004 Stock Incentive Plan	333,000	$27.58	267,000
Equity compensation plans not approved by shareholders
2000 Stock Option Plan	462,093	$17.91	503,201
Total	1,479,304	$17.32	1,354,815

Material Features of the 2000 Plan

As of October 31, 2005, the Company has 503,201 remaining shares of common stock available for issuance under the 2000 Plan. The 2000 Plan provides for the granting of non-qualified stock options to employees and consultants with exercise prices equal to the fair market value of common stock on the date of grant. Options granted prior to August 2004 vest over five years, at a rate of 20% on the anniversary date of the grant and in equal monthly installments over the remaining 48 months. Options granted under the 2000 Plan after August 2004 vest at a rate of 20% each year on the anniversary of the date of grant, with full vesting at the end of five years from the date of grant. Options granted under the 2000 Plan generally have a ten-year term.

Executive Officers of Registrant

Set forth below is certain information with respect to the age and background for each of the executive officers of the Company as of January 24, 2006.

Name	Age	Position
Gary L. Yancey	60	President, CEO, and Chairman of the Board
Dr. John R. Treichler	58	Chief Technical Officer
Robert Blanchard	49	Vice President – Electronic Systems Division
James E. Doyle	50	Vice President – Finance, Chief Financial Officer
Dr. Joseph Leonelli	50	Vice President – Wireless Communication Systems Division
Albert Ovadia	65	Vice President – Multichannel Systems Division
Dr. John F. Pesaturo	51	Vice President – Ocean Systems Division
Dr. Michael J. Ready	52	Chief Marketing Officer
Renato F. Roscher, Jr.	53	Executive Vice President – Communications Systems Group
Bani M. Scribner, Jr.	61	Chief Operating Officer
Robert T. Teague	57	Vice President – National Security Systems Division
William B. Van Vleet III	47	Executive Vice President – Sensor Signal Processing Group

Gary L. Yancey, a co-founder of the Company, has served the Company as President, CEO, and Chairman of the Board since the Company’s incorporation in January 1984. For biographical information concerning Mr. Yancey, please see page 8.

Dr. John R. Treichler, a co-founder of the Company, has been employed by the Company since its incorporation in January 1984. For biographical information concerning Dr. Treichler, please see page 7.

Robert Blanchard joined the Company in November 2004 as Vice President of the Electronic Systems Division. Prior to joining the Company, he was the General Manager of Plano Microwave, Inc. (PMI), a wholly owned subsidiary of Sierra Nevada Corporation in Plano, Texas. Mr. Blanchard founded PMI in 1992, and was President and Chief Executive Officer from 1992 until its acquisition in October 2001. PMI was involved in the design, development, manufacture, and support of electronic intelligence (ELINT) systems, communications intelligence (COMINT) systems, and intelligence, surveillance, and reconnaissance (ISR) for the United States Military and U.S. Government allies.

James E. Doyle joined the Company in September 1991 as a Senior Contracts Administrator and was promoted to Department Manager in November 1991. In March 2000, he was elected Vice President of Finance and Chief Financial Officer.

Dr. Joseph Leonelli joined the Company in July 2005 as Vice President, Homeland Defense Division in connection with the Company’s acquisition of Dynamics Technology, Inc. He was selected as the Vice President of the Wireless Communication Systems Division in November 2005. Dr. Leonelli was Vice President of Homeland Defense of Dynamics Technology, Inc. from 2004 to July 2005. Prior to that time, Dr. Leonelli was the Business Area Manager of Chemical, Biological, Radiological, Nuclear (CBRN) programs for the Advanced Information Systems business unit of General Dynamics from August 2003 to September 2004. Dr. Leonelli served as Vice President of the Applied Sciences Group and Deputy Director of the Applied Science and Technology Sector of Veridian Systems Division of Veridian Corporation from January 2003 until its acquisition by General Dynamics in August 2003. From June 2002 to January 2003, Dr. Leonelli was the Director of Special Programs at Oak Ridge National Laboratory UT-Batelle, LLC, and from March 1995 to June 2002, he was the Vice President and General Manager of the Special Programs Sector for the Battelle Memorial Institute.

Albert Ovadia joined the Company in April 1993 as a Senior Engineer and was promoted to Department Manager in 1994. In November 1999, he was elected Vice President of the Multichannel Systems Division.

Dr. John F. Pesaturo joined the Company in July 2005 as Vice President of the Ocean Systems Division in connection with the Company’s acquisition of Dynamics Technology, Inc. Dr. Pesaturo was Senior Vice President of Marine Systems of Dynamics Technology, Inc. from September 2000 to July 2005. Prior to that time, Dr. Pesaturo was at Lockheed Federal Systems from November 1998 to September 2000, where he managed a line of business addressing a variety of acoustic and unmanned underwater vehicle systems and led the Defense Advanced Research Projects Agency Submarine Payloads and Sensors Program. He started his career in engineering development at Vitro Labs in 1977, and joined Westinghouse Ocean Division (later Northrop Grumman) in 1981.

Dr. Michael J. Ready joined the Company in May 1986. From 1987 to 1993, Dr. Ready was a manager within the Advanced Techniques Department. In 1995, he was promoted to Corporate Engineer overseeing programs across the corporation, including the company IR&D programs, and served in that capacity until August 2005, when he was elected Chief Marketing Officer.

Renato F. Roscher, Jr. joined the Company in January 1987 as a Senior Engineer. In June 1995, he was promoted to Corporate Engineer and served in that capacity until January 2001, when he was promoted to Deputy General Manager of the Technical Operations Group. In November 2004, he was elected Executive Vice President of the Communications Systems Group.

Bani M. Scribner, Jr., joined the Company in June 1992 as senior staff reporting to the President. In November 1996, he was elected Vice President of the Strategic Systems Division. In 1999, he was elected Executive Vice President, General Manager of the Technical Operations Group and in November 2004, he was appointed Chief Operating Officer of the Company.

Robert T. Teague joined the Company in July 2005 as Vice President of the National Security Systems Division in connection with the Company’s acquisition of Dynamics Technology, Inc. Mr. Teague was Senior Vice President of National Security Systems of Dynamics Technology, Inc. from 2003 to July 2005. Prior to that time, Mr. Teague spent 33 years with the Central Intelligence Agency, beginning with engineering development of photogrammetry systems, advancing through the Directorate of Science & Technology across a range of classified technical collection programs, addressing intelligence community programs and budgets, managing complex technical programs, and finally as the Director of the Office of Technical Collection.

William B. Van Vleet III joined the Company in July 2005 as Executive Vice President of the Sensor Signal Processing Group in connection with the Company’s acquisition of Dynamics Technology, Inc. Mr. Van Vleet was President and Chief Executive Officer of Dynamics Technology, Inc. from 2002 to July 2005. Prior to that time, Mr. Van Vleet worked at The Boeing Company for 22 years, where he served in a variety of engineering management positions, most recently as the General Manager of the Communications, Information, and Oceanic Systems Division, and then leading efforts on the U.S. Missile Defense National Team as the Director of Battle Management, C2 and Communications.

Executive Compensation and Other Matters

Compensation of Executive Officers

The following table sets forth information for each of the Company’s last three fiscal years concerning the compensation of the chief executive officer of the Company and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Securities Underlying Options (#)	All Other Compensation (2)
Gary L. Yancey President and Chief Executive Officer	2005 2004 2003	$428,280 $404,622 $384,809	$124,578 $180,000 $11,605	40,000 30,000 26,000	$21,165 $25,224 $15,947
Bani M. Scribner, Jr. Chief Operating Officer	2005 2004 2003	$330,773 $305,922 $280,918	$80,546 $108,000 $8,912	25,000 20,000 19,200	$14,976 $16,764 $6,515
Dr. John R. Treichler Chief Technical Officer	2005 2004 2003	$279,870 $261,611 $258,863	$54,127 $72,000 $7,658	15,000 15,000 —	$12,506 $16,879 $5,092
Albert Ovadia Vice President, Multichannel Systems Division	2005 2004 2003	$276,702 $259,088 $236,778	$53,650 $72,000 $37,642	15,000 15,000 16,250	$13,899 $14,919 $5,861
James E. Doyle Vice President, Finance; Chief Financial Officer	2005 2004 2003	$270,974 $255,425 $236,778	$52,504 $72,000 $7,150	15,000 15,000 16,250	$11,743 $12,418 $3,312

(1) Consists of bonuses earned during the fiscal year and paid during the following fiscal year pursuant to the Company’s Annual Incentive Plan for executive officers.

(2) Consists primarily of Company-funded Applied Signal Technology 401(k) Retirement Plan contributions plus four percent of the salary over the maximum annual federal limit, the payment of excess life insurance benefits, and certain service award payments.

Option Grants in Fiscal Year 2005

The following table contains information concerning the grants of stock options made to each of the Named Executive Officers for fiscal year 2005.

Stock Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (3)	Expiration Date	5% ($)	10% ($)
Gary L. Yancey	40,000	9.6%	32.19	01/10/13	$614,772	$1,472,485
Bani M. Scribner, Jr.	25,000	6.0%	32.19	01/10/13	$384,232	$920,303
Dr. John R. Treichler	15,000	3.6%	32.19	01/10/13	$230,539	$552,182
Albert Ovadia	15,000	3.6%	32.19	01/10/13	$230,539	$552,182
James E. Doyle	15,000	3.6%	32.19	01/10/13	$230,539	$552,182

(1) These amounts represent certain hypothetical gains based on assumed rates of stock appreciation of 5 percent and 10 percent, compounded annually from the date the options were granted to the date of their expiration, and do not represent the Company’s estimate or projection of future prices of the Company’s common stock. The potential gains shown are net of the option price, and do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the option holder’s continued employment through the option period, and the date that the options are exercised. Accordingly, the gains reflected in this table may not be achieved.

(2) All options were granted pursuant to the Company’s 2004 Stock Incentive Plan. Each option vests at the rate of 20% on each anniversary of the date of grant, and are fully vested at the end of 5 years. Options granted under the 2004 Stock Incentive Plan have a term of 8 years, so long as the optionee remains an employee of the Company.

(3) All options were granted at market value on the date of grant, represented by the last sales price of our common stock on the NASDAQ National Market on the date of grant.

Option Exercises in Last Fiscal Year and Fiscal Year 2005 Year-End Values

The following table sets forth information concerning the exercises of options to purchase our common stock in fiscal year 2005 and unexercised options held as of October 31, 2005 by each of the Named Executive Officers for fiscal year 2005.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values

			Number of Securities Underlying Options at October 31, 2005		Value of Unexercised In-The-Money Options at October 31, 2005 (1)
Name	Shares Acquired on Exercise (#) (2)	Value Realized ($) (2)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Gary L. Yancey	5,600	$103,674	56,618	74,382	$463,413	$79,797
Bani M. Scribner, Jr.	21,359	$599,331	16,574	50,959	$74,887	$55,451
Dr. John R. Treichler	5,600	$17,696	8,001	36,999	$38,719	$139,931
Albert Ovadia	5,000	$17,900	28,915	33,584	$132,785	$45,791
James E. Doyle	0	0	32,666	33,584	$211,834	$45,791

(1) The closing sale price for the common stock as reported by the NASDAQ National Market on October 31, 2005, was $17.16. The value is calculated based on the difference between the option exercise price and $17.16, multiplied by the number of shares of common stock underlying the option.

(2) The values in this column are based on the last reported sale price of the common stock on the respective dates of exercise as reported by the NASDAQ National Market, less the respective option exercise prices.

Compensation of Directors

Directors who are employees of the Company are not compensated by the Company for services provided as a director. During fiscal year 2005, non-employee directors were paid an annual retainer of $35,000 plus an annual fee of $2,500 to each chairman of a committee of the Board of Directors. Beginning in fiscal year 2006, the annual retainer was increased to $40,250, and the annual fee payable to each chairman of a committee of the Board was increased to $2,875. The Company reimburses out-of-pocket travel expenses of non-employee directors not residing in the San Francisco Bay area in accordance with the Company’s travel policy. Non-employee directors are eligible to participate in the 2001 Stock Option Plan and 2004 Stock Incentive Plan, and employee-directors are able to participate in the 1993 Employee Stock Purchase Plan, 2001 Stock Option Plan, 2004 Stock Incentive Plan, and 401(k) Plan. Options granted to non-employee directors are not intended to qualify as incentive stock options under the Internal Revenue Code. Each newly hired non-executive director of the Company is entitled to an initial grant of options to purchase 22,500 shares of the Company’s common stock upon his or her initial election to the Board of Directors at an exercise price equal to the fair market value on such date. The initial and any annual options granted to non-executive directors vest annually in three equal annual installments on the anniversary date of such grant and accelerate in full upon a change of control of the Company. A director who ceases to be a director for any reason may exercise the vested portion of his or her options within 12 months following such termination, to the extent not previously exercised. All options granted to non-employee directors under the 2001 Stock Option Plan expire ten years following the date of grant, and under the 2004 Stock Incentive Plan, expire eight years following the date of grant. In addition, all options granted to non-employee directors immediately vest in full upon a change in control of the Company.

In fiscal year 2005, David Elliman, John P. Devine, Stuart G. Whittelsey, Jr., Robert Richardson, and Milton Cooper were each granted options to purchase 7,500 shares of common stock, at an exercise price of $23.41 per share. These options each vest over three years at the rate of one-third on each anniversary of the date of grant, and vesting of such options accelerate in full upon a change in control of the Company.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Executive Retention and Severance Plan

On August 18, 2004, the Compensation Committee adopted the Executive Retention and Severance Plan (the “Executive Severance Plan”), which provides certain benefits to the Company’s executive officers and key employees upon involuntary termination of employment and in connection with a change in control of Applied Signal Technology, Inc.

A participant who is terminated without cause or resigns following certain adverse changes in employment circumstances, including any such termination or resignation that occurs during a period from the first public announcement of a change in control and ending 12 months after a change in control will be entitled to specified severance benefits. In addition to accrued compensation, including any earned but unpaid prior year bonus, and benefits earned under the Company’s employee benefit and equity compensation plans, the terminated participant will receive cash severance payments equal to the aggregate of the participant’s base salary for a period of 24 months in the case of the chief executive officer, and 12 months in the case of other executive officers, plus an amount equal to the participant’s annual bonus for one year. In addition, participants will be entitled to receive for the same respective periods employer-paid health benefits substantially similar to those provided immediately prior to the termination. Provision of all such benefits is conditioned upon the participant’s execution of a release of claims against the Company and entry into a covenant not to compete with the Company set forth in a restrictive covenants agreement. The participant may elect to terminate the restrictive covenants agreement, including the termination of the non-competition agreement, in exchange for forfeiting any additional severance payments payable after such termination.

The Executive Severance Plan provides that if, in the event of a change in control of the Company, the company acquiring Applied Signal Technology does not assume the outstanding Applied Signal Technology stock options of the participants in the Executive Severance Plan or substitute equivalent options for the acquiring company’s stock, then the vesting and exercisability of the participants’ options will be accelerated in full ten days prior to, but conditioned upon, the consummation of the change-in-control transaction. Furthermore, upon a change in control, any restricted stock or restricted stock unit awards held by participants in the Executive Severance Plan will vest in full. The treatment of any other stock options or other stock-based awards held by Executive Severance Plan participants upon a change-in-control will be determined under the plans or agreements providing for such options or awards.

Following a participant’s termination of employment, the participant will be indemnified by the Company to the fullest extent permitted under applicable law and will be provided with directors’ and officers’ liability insurance (if applicable) for a period of six years, each as set forth in the Executive Severance Plan. If any payment or benefit received or to be received by the executive officer pursuant to the Executive Severance Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Company will pay the executive officer only such amounts as will not exceed the amount that produces the greatest after-tax benefit to the participant.

Acceleration of Director Options upon a Change in Control

Options to purchase our common stock granted to our non-employee directors provide that in the event of a change in control of the Company, each outstanding option held by a non-employee whose service as a director has not terminated prior to such date shall be immediately exercisable and vested in full as of the date ten days prior to the change in control.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors is comprised of the five non-employee directors of the Company, Messrs. Elliman (Chairman), Cooper, Devine, Richardson, and Whittelsey. The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company and reviews the performance of executive officers. The Compensation Committee has the authority to retain any independent, third party compensation consultant and to obtain independent advice and assistance from legal, accounting, and other advisors.

The Compensation Committee approves the compensation paid to the Chief Executive Officer and other executive officers of the Company, including salary, bonus, and any stock options or other long-term incentive compensation granted to executive officers, and approves the compensation of and options granted to directors of the Company. Recommendations for annual salary for the executive officers other than the Chief Executive Officer are made to the Compensation Committee by the Company’s Chief Executive Officer (“CEO”), the Chief Operations Officer, and the Company’s Human Resources Manager. The Committee also reviews data provided by independent consultants on compensation practices at peer corporations.

Compensation Philosophy

The Compensation Committee establishes a compensation and benefits philosophy and programs designed to assure that the Company’s policies will attract, motivate, and retain key individuals necessary to support the Company’s growth and success, and reward contributions to the Company’s success. Salaries are generally set for the executive officers by evaluating their performance, the goals established for their function, and the importance of each position to the achievement of the Company’s strategic goals. In addition, the Compensation Committee compares compensation for the same positions at similarly-sized defense and electronics companies operating in similar employment markets.

Annual Base Salary and Incentive Bonuses

The compensation of the Company’s executive officers has consisted of salaries that are set toward the upper end of the appropriate salary ranges observed at similarly sized defense and electronics companies and relatively modest annual performance bonuses compared to similarly sized companies. This has resulted in total cash compensation paid to the Company’s executive officers within the range of the total cash compensation paid by similarly situated companies to executive officers at other defense and electronics companies.

With this philosophy as background, the Compensation Committee used the following criteria to establish compensation for its executive officers for fiscal year 2005. First, the Committee considered the current importance of each position held by the executive officer to the ability of the Company to achieve its strategic objectives, including the importance of the function of the group managed by the executive officer as well as the group’s management needs considering its organization and operation. Second, the Committee received and considered compensation survey data covering the total cash compensation (salary and bonus) paid by companies in the electronics industry with annual revenues similar to the Company. Finally, the Committee reviewed the evaluations of each executive officer and the CEO’s annual review of all other executive officers. All such evaluations are made in the context of the Company’s overall operating performance.

The Committee met in January 2005 to review the Company’s fiscal year 2004 financial performance and specific compensation data in order to set salaries for the executive officers for fiscal year 2005. In view of the Company’s fiscal year 2004 performance, the outlook for fiscal year 2005, and competitive market practices, the Committee approved competitive salary increases for all executive officers for fiscal year 2005.

At the beginning of fiscal year 2005, the Compensation Committee approved the continuation of the annual incentive plan and established the parameters against which executive officer performance would be evaluated for fiscal year 2005. Under the annual incentive plan, executive officers of the Company are entitled to payment of bonuses after the fiscal year end determined by using a common objective formula based upon the entire Company’s performance. Bonuses are paid under the incentive plan upon the achievement of a threshold performance goal, based upon the Company’s expected earnings before interest and taxes, depreciation, and amortization set forth in the operating plan for the fiscal year, with maximum award multipliers of 0% and 180% of credited levels of attainment of performance goals for the fiscal year.

After reviewing the year-end performance of the Company for fiscal year 2005 in January 2006, the Committee ratified the payment of bonuses to the executive officers, including the CEO, following the fiscal year end pursuant to the annual incentive plan, resulting in bonus payments to the executive officers for fiscal year 2005 equal to between 19% and 30% of each such executive officer’s annual base salary. The Company’s financial performance dictated that executive officer bonuses were awarded at the maximum threshold amount under the terms of the annual incentive plan.

Long-Term Incentive Compensation

Part of the Committee’s compensation philosophy is to grant stock options for executive compensation, as well as to substantially all of the Company’s employees. The Committee believes that this will more closely align the compensation of Company executives with Company performance and the interests of shareholders, as well as with the compensation packages offered executives at other similarly sized electronics companies. The Company typically grants incentive stock options and non-qualified stock options to executive officers following the end of the fiscal year, at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Options vest at the rate of 20% on each anniversary of the date of grant, and are fully vested at the end of five years, and have a term of eight years, so long as the optionee remains an employee of the Company. At its January 2005 meeting, in recognition of the performance of the executive officers for fiscal year 2004, the Compensation Committee approved grants of stock options to the Company’s executive officers. Details of option grants to executive officers made in fiscal year 2005 are disclosed in the table of “Stock Option Grants in Last Fiscal Year” on page 19. The Compensation Committee will continue to consider stock option grants as well as awards of restricted stock in future periods.

Executive Employment Agreements

The Company’s employees, including our executive officers, are employed “at will” and do not have employment agreements; provided, however, that our executive officers are participants in our Executive Retention and Severance Plan, which provides certain benefits to the Company’s executive officers upon involuntary termination of employment and in connection with a change in control of the Company. The provisions of this Agreement are discussed above in this proxy under “Employment Contracts and Termination of Employment and Change-in-Control Arrangements – Executive Retention and Severance Plan.”

Compliance with Section 162(m) of the Internal Revenue Code

The Company’s policy with respect to compensation paid to its executive officers is to deduct compensation that qualifies under Section 162(m) of the Internal Revenue Code, as amended, as an expense. Section 162(m) of the Internal Revenue Code and related Treasury Department regulations restrict deductibility of executive compensation paid to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company’s stock option plans would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors, such as this Compensation Committee. Accordingly, grants made by the Committee to executive officers qualify for the exemption. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation.

Chairman and Chief Executive Officer Compensation

The Compensation Committee followed the same philosophy described above in determining compensation for the Company’s CEO, Gary Yancey, in fiscal year 2005. In January 2005, the Committee evaluated Mr. Yancey’s performance during fiscal year 2004 with respect to the Company’s revenues, profit margin, the size and progress of the Company’s research and development efforts, and the quality of the CEO’s management of his line managers. As a result of the favorable performance review, and in light of the Company’s financial and operating results and profitable growth and positioning for sustained long-term growth made during fiscal year 2004, in January 2005, the Compensation Committee increased Mr. Yancey’s base salary to $410,000 and made him a grant of options to purchase 40,000 shares of the Company’s common stock at an exercise price of $32.19 per share. In consideration of the performance of the Company during fiscal year 2005 and in accordance with the terms of the annual incentive plan, in November 2005, the Compensation Committee approved a bonus payable to Mr. Yancey of approximately $125,000 concurrent with the bonuses payable to the other executive officers of the Company. In addition, after reviewing the financial and operating performance of the Company for fiscal year 2005, the successful acquisition and integration of Dynamics Technology, Inc. during the year, and the strategic diversification of the Company’s business implemented during the fiscal year, in November 2005, the Compensation Committee approved an increase in the base salary payable to Mr. Yancey to $462,160, with a target bonus of 30% of annual salary, as well as increases in the base salaries payable to the other executive officers of the Company.

The Compensation Committee
David Elliman, Chairman
Milton E. Cooper
John P. Devine
Robert Richardson
Stuart G. Whittelsey, Jr.

Comparison of Shareholder Return

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s common stock with the cumulative total return of the Standard & Poor’s MIDCAP 400 Index (“S & P MIDCAP 400”) and the Standard & Poor’s Aerospace and Defense Index (“S & P Aerospace and Defense”) for the five-year period commencing on October 31, 2000, and ending on October 31, 2005.

Cumulative Total Return
10/00	10/01	10/02	10/03	10/04	10/05
100.00	143.04	132.32	307.28	457.30	265.20
100.00	87.55	83.37	108.99	121.02	142.38
100.00	73.00	74.78	85.44	103.14	118.16

* Assumes that $100.00 was invested on 10/31/00 in our common stock and in each index, and that all dividends have been reinvested. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

Shareholder Proposals to be Presented at Next Annual Meeting

Shareholder proposals may be included in the Company’s proxy materials for an Annual Meeting so long as they are provided to the Company on a timely basis and satisfy the other conditions set forth in applicable SEC rules. The deadline for submitting a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission (the “SEC”) is October 18, 2006. The deadline for submitting a shareholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also October 18, 2006. For a shareholder proposal to be included in the Company’s proxy materials for the 2007 Annual Meeting, the proposal must be received at the Company’s principal executive offices ( 400 West California Avenue, Sunnyvale, California 94086), addressed to the Secretary, no later than October 18, 2006. Shareholders are also advised to review the Company’s bylaws, which contain additional advance notice requirements, including requirement with respect to advance notice of stockholder proposals and director nominations. For further information regarding Director Nominations by shareholders, see page 9.

Transaction of Other Business

At the date of this proxy statement, the only business that the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dated: February 15, 2006	Gary L. Yancey, President and Chief Executive Officer

Appendix A: Applied Signal Technology, Inc. Charter of the Audit Committee of The Board of Directors

1.	The Audit Committee of the Board of Directors (the “Board”) shall have at least three members and shall be composed entirely of independent members of the Board as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Nasdaq National Market (“Nasdaq”). Each member of the Audit Committee shall be financially literate, the chair shall be financially sophisticated, and at least one member shall be a “financial expert” as defined in item 309 of Regulation S-K promulgated under the Securities Act of 1933 and any similar requirements of Nasdaq.
2.	The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).
3.	To carry out its purpose, the Audit Committee shall have the following duties and powers:
	(a)	to appoint and determine the compensation of the outside auditor, oversee the work of any accounting firm employed by the Company (including resolution of any disagreements between management and the outside auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, evaluate the performance of the outside auditor and, if so determined by the Audit Committee, replace the outside auditor; it being acknowledged that the outside auditor is ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;
	(b)	to ensure that, as soon as practicable after the adoption of registration guidelines or rules by the Public Company Accounting Public Oversight Board and at all times thereafter, the Company’s outside auditor is a “registered public accounting firm” as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002;
	(c)	to receive and evaluate the written disclosures and the letters that the outside auditor is required to deliver to the Audit Committee regarding its independence, discuss with the outside auditor its independence and, if so determined by the Audit Committee as part of its evaluation, discuss with the Board and take appropriate action concerning independence of the outside auditor;
	(d)	to meet with management and the outside auditor to discuss the annual financial statements and the report of the outside auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations, and relationships in reports filed with the Securities and Exchange Commission (the “Commission”); and the appropriateness of the presentation of any pro forma financial information included in any report filed with the Commission or in any public disclosure or release;
	(e)	to meet and discuss with management and the outside auditor the Company’s Form 10-Q (including the matters described in SAS 61 with the outside auditor) prior to filing and preferably prior to the public announcement of quarterly financial results;
	(f)	to instruct the outside auditor to report to the Audit Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communications between the auditors and management, such as any management letter or schedule of unadjusted differences;
	(g)	following such review and discussions, if so determined by the Audit Committee, to recommend to the Board that the annual financial statements be included in the Company’s annual report;
	(h)	to meet at least once each year in separate executive sessions with management and the outside auditor to discuss matters that any of them or the Audit Committee believes could significantly affect the financial statements and should be discussed privately;
	(i)	to conduct or authorize such inquiries into matters within the Audit Committee’s scope of its duties as the Audit Committee deems appropriate;
	(j)	to establish a procedure for receipt, retention, and treatment of any complaints received by the Company regarding its accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
	(k)	to approve, in advance of their performance, all services to be provided to the Company by its outside auditor, provided that the Audit Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption; and provided further that the Audit Committee may delegate to a designated member or members the authority to approve such services so long as any such approvals are disclosed to the Audit Committee at its next scheduled meeting;
	(l)	to review and approve all related-party transactions; and
	(m)	to provide minutes of its meetings and reports of its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.
4.	The Audit Committee shall have a chair, who shall be elected by the Board, shall meet on a regular basis at least quarterly, and shall hold special meetings as circumstances require. The Audit Committee shall act by majority vote of its members.
5.	The Audit Committee shall meet regularly with the financial officers of the Company, with the outside auditors, with the internal auditors, if any, and with such other officers as it deems appropriate.
6.	The Audit Committee shall have the resources and authority appropriate to carry out its duties, including the authority to engage independent counsel and other advisors and to cause the officers of the Company to provide such funding as it determines is appropriate for payment of compensation to the outside auditor, independent counsel, and any other advisors employed by the Audit Committee.
7.	The Audit Committee shall prepare a report for inclusion in the Company’s annual proxy statement in accordance with applicable requirements of the Commission.
8.	The Audit committee shall, at least annually, evaluate its performance, review and reassess this Charter, and recommend any changes to the Board.